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                                                                   EXHIBIT 1(f)

                             ARTICLES SUPPLEMENTARY
                                       OF
                      MERCURY ASSET MANAGEMENT FUNDS, INC.

                                    * * * * *

                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law

                                    * * * * *

            Mercury Asset Management Funds, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

            FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

            SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 3,000,000,000 shares of common stock, par value $.0001 each, having an aggregate par value of $300,000.

            THIRD: Heretofore, the number of authorized shares of which the Corporation had authority to issue was divided into seven series, known as Mercury Pan-European Growth Fund, Mercury International Fund, Mercury Japan Capital Fund, Mercury U.S. Small Cap Growth Fund, Mercury Gold and Mining Fund, Mercury U.S. Large Cap Fund, and Mercury Global Balanced Fund (each, a "Fund"), each Fund, other than the Mercury U.S. Large Cap Fund, consisting of 400,000,000 shares. The Mercury U.S. Large Cap Fund consists of 600,000,000 shares. Each Fund is divided into four classes, Class I, Class A, Class B and Class C, each class of each Fund, other than Class B of the Mercury U.S. Large Cap Fund, consisting of 100,000,000 shares. Class B of the Mercury U.S. Large Cap Fund consists of 300,000,000 shares.

            FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on September 2, 1999, the number of authorized shares of which the Corporation has authority to issue is hereby increased by 8,000,000,000 to 11,000,000,000 shares, par value of $.0001 per share having an aggregate par value of $1,100,000. The additional 8,000,000,000 shares will be divided into twenty new series, known as the Mercury Emerging Economies Fund, the Mercury Asset Management Fund 9, Mercury Asset Management Fund 10, Mercury Asset Management Fund 11, Mercury Asset Management Fund 12, Mercury Asset Management Fund 13, Mercury Asset Management Fund 14, Mercury Asset Management Fund 15, Mercury Asset Management Fund 16, Mercury Asset Management Fund 17, Mercury Asset Management Fund 18, Mercury Asset Management Fund 19, Mercury Asset Management Fund 20, Mercury Asset Management



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Fund 21, Mercury Asset Management Fund 22, Mercury Asset Management Fund 23,
Mercury Asset Management Fund 24, Mercury Asset Management Fund 25, Mercury Asset Management Fund 26, and Mercury Asset Management Fund 27 (each, a "New Series") such that each New Series will consist of 400,000,000 shares, with each such New Series divided into four classes, Class I, Class A, Class B and Class C, consisting of 100,000,000 shares per class.

            FIFTH: The foregoing amendments do not change the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

            IN WITNESS WHEREOF, Mercury Asset Management Funds, Inc., has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary on September 2, 1999.

                                            MERCURY ASSET MANAGEMENT FUNDS, INC.

                                            By: /s/ TERRY K. GLENN
                                               ---------------------------------
                                            Name:    Terry K. Glenn
                                            Title:   Executive Vice President

Attest: /s/ ROBERT E. PUTNEY, III
       ------------------------------------
       Robert E. Putney, III
       Secretary

            THE UNDERSIGNED, President or Vice President of Mercury Asset Management Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                             /s/ TERRY K. GLENN
                                             -----------------------------------
                                             Name:  Terry K. Glenn
                                             Title: Executive Vice President